Exhibit 5.3

[Letterhead of Lewis and Roca LLP]

September 14, 2011

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Arizona counsel to CSK Auto, Inc., an Arizona corporation (the “Arizona Guarantor”), in connection with the registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) by O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), of an unspecified amount of the Company’s Senior Notes due 2021 (the “Notes”), including the guarantees thereof (the “Guarantees”) by subsidiaries of the Company, including a guaranty of the Notes by the Arizona Guarantor (all such subsidiaries of the Company that are issuing Guarantees, collectively, the “Guarantors”), which will be issued under an indenture (as amended or supplemented, the “Indenture”), to be entered into among the Company, the Guarantors and UMB Bank, N.A., as trustee (the “Trustee”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)	the Registration Statement;

(2)	the form of Indenture, to be filed as an exhibit to the Registration Statement, including the provisions thereof creating the guarantee by the Arizona Guarantor of the Notes (the “Arizona Guaranty”);

(3)	the form of the Securities included in the Indenture;

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(4)	the form of Underwriting Agreement (the “Underwriting Agreement”), to be filed as an exhibit to the Registration Statement;

We have also examined:

(5)	the articles of incorporation of the Arizona Guarantor, as certified by the Arizona Corporation Commission;

(6)	the bylaws of the Arizona Guarantor as certified by Tricia Headley, Vice President/Corporate Secretary of the Arizona Guarantor; and

(7)	the unanimous written consent of the board of directors of the Arizona Guarantor, adopted September 7, 2011 relating to the registration of the Arizona Guaranty and related matters as certified by Tricia Headley, Vice President/Corporate Secretary of the Arizona Guarantor.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and the Guarantors (other than the Arizona Guarantor), had or will have the power, corporate or other, to enter into and perform all obligations thereunder and, except as expressly set forth in our opinion below, have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company and the Guarantors (other than the Arizona Guarantor) have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Company and the Guarantors (other than the Arizona Guarantor) have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

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The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect of the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture, the Underwriting Agreement and the Securities (other than with respect to the Arizona Guarantor to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party (other than with respect to the Arizona Guarantor to the extent necessary to render the opinions set forth herein);

(b) the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company and the Guarantors of, and the performance of their respective obligations under, the Securities and the Indenture will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their respective properties is subject; (ii) any law, rule or regulation to which the Company, the Guarantors or any of their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

Our opinions set forth herein are limited to (i) the Business Corporation Act of the State of Arizona, and (ii) those laws of the State of Arizona that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Based on the foregoing and relying thereon, and subject to the assumptions, exceptions and qualifications set forth below, it is our opinion that when (i) the Board of Directors of the Company or an authorized committee thereof, and the board of directors or other governing body, as applicable, of each of the Guarantors, has taken, or the authorized officers of the Company and the Guarantors have taken, all necessary corporate action to fix and determine

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the terms and to authorize the issuance and delivery of the Securities; (ii) the Underwriting Agreement with respect to the Securities has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (iii) the Indenture has been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee; and (iv) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Arizona Guaranty by the Arizona Guarantor will have been duly authorized by the Arizona Guarantor.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours, /s/ Lewis and Roca LLP LEWIS AND ROCA LLP